ASSET PURCHASE AGREEMENT

dated as of March 26, 2021

AEROCENTURY CORP.,

as Seller

DRAKE ASSET MANAGEMENT JERSEY LIMITED,

as Buyer

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of March 26, 2021, by and among AEROCENTURY CORP., a corporation formed under the laws of Delaware, as seller (“ACY”), and DRAKE ASSET MANAGEMENT JERSEY LIMITED, a company incorporated in Jersey (registered number 127856) whose registered office is at IFC5, St Helier, Jersey JE1 1ST, as buyer (“Buyer”).

RECITALS

WHEREAS, MUFG Union Bank, N.A., Umpqua Bank, Zions Bancorporation, N.A. (f/k/a ZB, N.A.) d/b/a California Bank & Trust, and Columbia State Bank, each a Lender (collectively, the “Original Lenders”), MUFG Union Bank, N.A., as original agent (the “Original Agent”), and ACY, as borrower, were parties to the Fourth Amended and Restated Loan and Security Agreement dated as of May 1, 2020 (as amended, modified or supplemented from time to time and as assigned by the Original Lenders to Buyer as new lender and Agent, the “Loan Agreement”) pursuant to which the Original Lenders made a loan (the “Loan”) to ACY;

WHEREAS, the Loan is secured by (among other things) the Loan Agreement and the Fourth Amended and Restated Mortgage and Security Agreement dated as of May 1, 2020 (as amended, modified, supplemented and assigned, the “Mortgage”) made by ACY in favor the Original Agent;

WHEREAS, the amount of outstanding Secured Obligations pursuant to the Mortgage and Loan Agreement as of the date of this Agreement is approximately $83,164,109. The Secured Obligations continue to accrue.

WHEREAS, pursuant to the Loan Purchase and Sale Agreement dated as of October 2, 2020, (the “Loan Purchase Agreement”) among the Buyer, the Agent, the Original Lenders, the Original Agent and MUFG Bank, Ltd., the Loan was sold by the Original Lenders to the Buyer and the Original Agent was replaced with the Agent;

WHEREAS, concurrent with the sale of the Loan, (i) the Loan Agreement was assigned by the Original Lenders to the Buyer and by the Original Agent to the Agent, (ii) the Mortgage and Original Financing Statements were assigned by the Original Agent to the Agent, acting on behalf of Buyer, and accordingly the Agent is now the holder of valid properly-perfected first priority liens on all of the Equipment and Lease Documents and (iii) ACY executed and delivered the Deposit Account Control Agreements in favor of the Agent, in place of the deposit account control agreements previously executed in favor of the Original Agent to perfect Agent’s security interest in the Accounts identified in the Deposit Account Control Agreements;

WHEREAS, following execution of this Agreement, ACY intends to commence a proceeding under title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), by filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (the date of such filing, the “Petition Date”) in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court” and, such case the “Bankruptcy Case”); and

WHEREAS, ACY desires to sell to the Buyer and the Buyer desires to purchase from ACY, all of ACY’s right, title and interest in and to the Equipment and the Lease Documents free and clear of Encumbrances pursuant to section 363(f) of the Bankruptcy Code, in each case on the terms and subject to the conditions set out in this Agreement and the Sale Order.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and ACY, agree as follows:

Section 1. Defined Terms. The following terms, when capitalized as below, shall have the following meanings when used in this Agreement:

“Account” means each account subject to a Deposit Account Control Agreement.

“ACY Conditions Precedent” means conditions to the obligations of ACY in respect of each Delivery Date set out in Sections 6.3 and 6.4.

“Agent” means UMB Bank, N.A., a national banking association formed under the laws of the United States of America.

“Aircraft” means individually or collectively, as applicable, the aircraft listed as items 1 through 10 in Part 1 of Schedule 2 comprised of an Airframe, together with the related Engines and, where the context permits, references to an “Aircraft” shall include the related Manuals and Technical Records.

“Airframe” means, at any time, the airframe which is part of the relevant Aircraft at such time, together with all Parts relating to such airframe.

“Approved Plan” has meaning given to such term in Section 12.5.

“Assumed Leases” means the rights and interests under the Lease Documents set forth in Schedule 4 in respect of an Aircraft to be assumed by ACY and assigned to the Buyer on the Delivery Date in respect of the Aircraft.

“Assumed Liabilities” has the meaning given to such term in Section 2.4.

“Auction” means the auctions referenced in Section 12.3(e) the terms and conduct of which shall be subject to the Sale Procedures Order.

“Bankruptcy Case” has the meaning given to such term in the Recitals to this Agreement.

“Bankruptcy Code” has the meaning given to such term in the Recitals to this Agreement.

“Bankruptcy Court” has the meaning given to such term in the Recitals to this Agreement.

“Bankruptcy Milestones” has the meaning given to such term in Section 12.3.

“Bid Deadline” has the meaning given to such term in Section 12.3(d).

“Bid Procedures Hearing” has the meaning given to such term in Section 12.3(b).

“Business Day” means a day, other than a Saturday or a Sunday, on which banks are open for business in New York, New York; San Francisco, California; St. Helier, Jersey; Dublin, Ireland; and London, England.

“Buyer Conditions Precedent” means conditions to the obligations of the Buyer in respect of each Delivery Date set out in Sections 6.1 and 6.2.

“Cash Collateral Order” shall mean the order or orders of the Bankruptcy Court in the Bankruptcy Case authorizing ACY’s use of cash collateral which shall be in form and substance reasonably acceptable to the Buyer.

“Challenge” has the meaning given to such term in the Cash Collateral Order.

“Challenge Period” has the meaning given to such term in the Cash Collateral Order.

“Claim” or “claim” has the meaning given that term in section 101(5) of the Bankruptcy Code and includes, inter alia, all rights, claims, causes of action, defenses, debts, demands, damages, offset rights, setoff rights, recoupment right, obligations, and liabilities of any kind or nature under contract, at law, or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto.

 “Closing Date” means the first date upon which a Delivery occurs following the Signing Date.

“Collateral” means each item of Equipment, each item of Excluded Equipment and the Lease Documents.

“Competing Bid” has the meaning given to such term in Section 12.1.

“Conditions Precedent” means the Buyer Conditions Precedent and the ACY Conditions Precedent.

“Consultation Documents” has the meaning given to such term in Section 12.2(e).

“Cure Costs” means the amounts, if any, required to cure any past defaults with respect to an Assumed Lease pursuant to 11 U.S.C. § 365(b)(1) including, but not limited to, any maintenance and/or repair obligations under the Assumed Leases.

“Custodial Agreement” means the custodial agency agreement dated October 30, 2020 between ACY and the Agent.

“Customer Programs” means certain programs that ACY maintains in connection with their leasing business in respect of the Assumed Leases. These programs include, but are not limited to, customer security deposits under aircraft and equipment leases, Maintenance Reserve Obligations, and lessor contributions for regulatory airworthiness directives and mandatory modifications to the aircraft.

“Delivery” means, on the Delivery Date in respect of an item of Equipment, the concurrent occurrence of the events set out in Section 7.

“Delivery Date” means, for each item of Equipment, the date on which the Conditions Precedent related to the Delivery of such Equipment have been satisfied or waived.

“Delivery Location” means (i) the location identified on Schedule 2 with respect to the equipment identified on Schedule 2 by Serial Numbers 15207, 15215,  15128 (excluding ESN 194582) and 238, (ii) with respect to the equipment identified on Schedule 2 by ESN 194582, the location of such equipment as may be acceptable to the Buyer, and (iii) with respect to all other equipment identified on Schedule 2, the location of such equipment on the date all other conditions to Delivery have been satisfied or such other location as may be acceptable to the Buyer and the applicable Lessee.

“Deposit Account Control Agreements” means the following, individually and collectively, as applicable, (i) the Deposit Account Control Agreement dated as of October 30, 2020, among ACY, as debtor, Agent, as secured party, and Zions Bancorporation, N.A. (d/b/a California Bank & Trust), as bank, (ii) the Special Deposit Account Control Agreement, dated as of October 30, 2020, among ACY, as borrower, Agent, as secured party, and MUFG Union Bank, N.A., as bank, (iii) the Special Deposit Account Control Agreement, dated as of October 30, 2020, among JetFleet Management Corp., as pledgor, Agent, as secured party, and MUFG Union Bank, N.A., as bank, and (iv) the Deposit Account Control Agreement, dated as of October 30, 2020, among JetFleet Management Corp., as debtor, Agent, as secured party, and Zions Bancorporation, N.A. (d/b/a California Bank & Trust), as bank.

“DJL9” means Drake Jet Leasing 9 Designated Activity Company, an Irish designated activity company.

“Dollars” and the sign “$” means the lawful currency of the United States of America.

“Effective Date” means the date on which all Delivery Dates have occurred and all other conditions precedent have been satisfied or waived by the Buyer in accordance Section 8.1 hereof.

“Effective Time Notice” shall have the meaning, in respect of an Aircraft, given to such term in the Lease Novation in respect of that Aircraft.

“Encumbrance” means any charge, claim, community property interest, right of way, easement, covenant, condition, equitable interest, Lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Engine” means, with respect to any Airframe, any of the engines that are included as part of the related Aircraft and any and all related Parts.

“Equipment” means individually or collectively, the Aircraft.

“Equipment Specific Documents” means for each applicable item of Equipment the documents, certificates and other items listed in Schedule 3 which are required to be delivered as a Buyer Conditions Precedent in accordance with Section 6.2.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that could be treated as a single employer with ACY pursuant to Section 4001 of ERISA or Section 414 of the U.S. Internal Revenue Code of 1986 (as amended).

“Excluded Amount” means any amount paid by or on behalf of the Lessee under any Lease Documents in respect of indemnity payments under the relevant Lease Documents to which ACY is entitled thereunder in respect of a loss suffered or incurred by ACY.

“Excluded Asset” means any asset and property listed in items (i) to (iv) inclusive of Section 8.4.

“Excluded Equipment” means individually or collectively, as applicable, the aircraft or engines listed as items 1 to 5 in Part 2 of Schedule 2 together with, in relation to the aircraft equipment, the related engines listed therein, and in relation to such aircraft and engine equipment, all Parts and records applicable thereto.

“Excluded Liabilities” shall have the meaning given to such term in Section 2.5.

“Excluded Transfer Taxes” shall mean any Transfer Taxes imposed by any Government Entity to the extent arising from or imposed on or as a result of (i) ACY’s acts or omissions prohibited by this Agreement, (ii) activities of ACY in the jurisdiction imposing the liability unrelated to ACY’s dealings with the Buyer or the Agent pursuant to the transactions contemplated by this Agreement, (iii) the net income, profits or gains of ACY by any Government Entity in the jurisdiction where ACY is incorporated, formed or organized or has its principal place of business, or (iv) ACY’s gross negligence or willful misconduct.

“FAA” means the Federal Aviation Administration or any successor agency.

“FAA Bill of Sale” means an FAA form bill of sale (AC Form 8050-2) to be signed by ACY with respect to each Airframe comprising part of the Equipment listed as items 4 through 6 of Part 1 of Schedule 2.

“FAA Counsel” means McAfee & Taft.

“Government Entity” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multinational organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory, or taxing authority or power of any nature.

“Gross Revenue After ECD” means all rent, maintenance reserves, power by the hour payments and all other revenue received in respect of the Aircraft under the Lease Documents in respect of any period from (and including) February 1, 2021, excluding any Excluded Amount.

“Gross Revenue Before ECD” means all rent, maintenance reserves, power by the hour payments and all other revenue received in respect of the Aircraft under the Lease Documents in respect of any period prior to (and including) January 31, 2021.

“International Registry” shall have the meaning given to such term in official English language texts of the “Convention on International Interests in Mobile Equipment” and the “Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment”, both of which were signed in Cape Town, South Africa on November 16, 2001, and including the Regulations for the International Registry and the Procedures for the International Registry, as promulgated thereunder.

 “Lease Documents” means each of the lease documents listed in Schedule 4.

“Lease Novation” means the agreement for the assignment, transfer and/or novation, as the case may be, of the Lease Documents in respect of an item of Equipment entered into or to be entered into between ACY, the Buyer (or the nominee thereof) and the Lessee.

“Lessee” means the lessee of an Aircraft as named under the heading “Lessee” in Schedule 2.

“Lien” means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge, or other restrictions or limitations of any nature whatsoever, including, without limitation, such as may arise under any contracts, and any “claim,” “lien,” or “security interest,” as those terms are defined in the Bankruptcy Code.

“Limited Recourse Date” shall have the meaning given to such term in Section 8.5.

“Loan Documents” shall have the meaning given in the Loan Purchase Agreement.

“Maintenance Reserves” shall mean the payments made by Lessees based on aircraft usage, as specified under any applicable Lease Documents, which ACY may use to reimburse Lessees for ACY’s Maintenance Reserve Obligations. For the avoidance of doubt, Maintenance Reserves shall include any and all such amounts (excluding lease rental) paid by any Lessee under any Lease Documents at any time prior to the applicable Delivery Date.

“Maintenance Reserve Obligations” means reimbursements available to a Lessee upon completion of specific qualified maintenance projects, as defined and specified under any Lease Documents.

“Manuals and Technical Records means, as applicable in relation to an Aircraft, the Aircraft Documents or the Manuals and Technical Records in respect thereof as defined in the applicable Lease Documents related to that Aircraft.

“Mortgage” has the meaning given to such term in the Recitals to this Agreement.

“Operative Documents” means this Agreement, each Equipment Specific Document, each Warranty Bill of Sale, each FAA Bill of Sale and any other agreement or document entered into in connection with the foregoing.

“Order” means any order, writ, judgement, injunction, decree, stipulation, determination or award entered into by or with any Governmental Authority.

“Original Financing Statements” means the Uniform Commercial Code financing statements described in Schedule 1.

“Parts” means, with respect to an Airframe, Engine any auxiliary power unit, avionics, appliance, part, instrument, appurtenance, accessory, furnishing or other item of equipment or components of whatever nature (other than a complete Engine) incorporated in, installed on, attached to or appurtenant to an Airframe or, as the context may require, any Engine.

“Permitted Liens” means “Permitted Liens” or an analogous term used in any Lease Documents other than “Lessor Liens” or Liens created by or through the lessor under such Lease Documents.

“Person” means any natural person, general or limited partnership, corporation, company, trust, limited liability company, limited liability partnership, firm, association, organization or other legal entity.

“Petition Date” has the meaning given to such term in the Recitals to this Agreement.

“Purchase Price” has the meaning given to such term in Section 3.1.

“Republic LLC” means ACY E-175 LLC, a Delaware limited liability company.

“Sale Hearing” has the meaning given to such term in Section 12.3(c).

“Sale Motion” has the meaning given to such term in Section 12.3(a).

“Sale Motion Filing Date” has the meaning given to such term in Section 12.3(a).

“Sale Order” means an Order of the Bankruptcy Court, in form and substance reasonably acceptable to Buyer, among other things, (a) approving (i) this Agreement and the execution, delivery, and performance by ACY of this Agreement and the other instruments and agreements contemplated hereby, (ii) the sale of the Equipment to the Buyer or its nominee free and clear of any and all Encumbrances (other than any Permitted Liens), and (iii) the assumption by ACY and assignment to the Buyer or its nominee of the Assumed Leases on the terms set forth herein; (b) determining that Buyer is a good faith purchaser and has provided adequate assurance of future performance with respect to the Assumed Leases; (c) containing findings consistent with Section 9.1; and (d) providing that (i) each Delivery Date, the Closing Date and the Effective Date will occur in accordance with the terms and conditions hereof; and (ii) Buyer will not have any derivative, successor, transferee or vicarious liability for liabilities of ACY or any affiliates of ACY by reason of any theory of law or equity (whether under federal or state law or otherwise) as a result of the transactions contemplated by this Agreement, including liabilities on account of any Tax arising, accruing, or payable under, out of, in connection with, or in any way relating to the Equipment prior to the Closing Date.

“Sale Procedures Order” means that certain order of the Bankruptcy Court in form and substance reasonably acceptable to the Buyer, that among other things, establishes (a) the date by which qualified bids are due, (b) the date of an Auction or Auctions, and (c) the date of the hearing on the Sale Motion, all in accordance with terms of this Agreement.

“Second Transfer Agreement” means the transfer agreement to be entered into between the Buyer and DJL9 with respect to the transfer of title or beneficial interest in such of the Aircraft which are subject to Lease Documents from the Buyer to DJL9 as Buyer and DJL9 shall agree.

“Secured Obligations” shall have the meaning given in the Mortgage.

“Signing Date” means the date of this Agreement.

“Tax” and “Taxes” means any tax (including, without limitation, any income tax, withholding tax, capital gains tax, value-added tax, franchise tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Government Entity or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

“Transfer Legal Fees” means:

(i)  any legal invoices received by ACY from (a) a Lessee in respect of the transfer of title to the Aircraft or the assignment, novation or transfer of the Lease Documents applicable to that Aircraft, in each case to the Buyer (it being acknowledge that ACY will, where possible and if relevant, procure fee quotes from legal counsel to any Lessee and share the same with the Buyer for approval before relevant work begins); and

(ii) 50% of the amount of any external legal fees and expenses of ACY related to the sale and transfer of title to the Aircraft in respect of the period beginning with the first calendar day following the date of the Sale Order and ending on the Effective Date, which fees and expenses are incurred as a result of any reasonable requests made by or on behalf of the Buyer in respect of the sale and transfer of title to each Aircraft under this Agreement on or before the respective Delivery Date in respect thereof.

“Transfer Taxes” shall mean sales, use, documentary, transfer, property, bulk, stamp, ad valorem or similar tax imposed on the transfer of title to any item of Equipment pursuant to this Agreement and all additions to such taxes in the form of penalties, interest or similar amounts.

“Warranty Bill of Sale” means a bill of sale to be delivered by ACY in favor of the Buyer or its nominee with respect to each item of Equipment in the form of Exhibit A.

1.1 Construction. Any agreement referred to in this Section 1 means such agreement as from time to time modified, supplemented and amended in accordance with its terms. References to sections, exhibits and the like refer to those in or attached to this Agreement unless otherwise specified. “Including” means “including but not limited to” and “herein,” “hereof,” hereunder,” etc., mean in, of, or under, etc., this Agreement (and not merely in, of, under, etc. the section or provision where that reference appears). Unless the context otherwise requires, any reference to a “party” means a party to this Agreement and any reference to the “parties” means ACY, the Buyer, and the Agent, collectively.

Section 2. Purchase and Sale.

2.1 Transfer of Equipment and Lease Documents. Pursuant to sections 105, 363, and 365 of the Bankruptcy Code, and on the terms and subject to the conditions set out in this Agreement, the Sale Order and each Lease Novation, at each Delivery Date ACY shall sell, convey, assign, transfer and deliver to the Buyer or its nominee, and the Buyer or its nominee shall purchase, acquire and accept from ACY all of ACY’s right, title and interest in and to applicable Equipment and the relevant Lease Documents free and clear of all Encumbrances (other than Permitted Liens).

2.2 Title and Risk of Loss. Upon the execution and delivery of the Warranty Bill of Sale while the Equipment is at the Delivery Location, title to and risk of loss with respect to the applicable Equipment shall pass to the Buyer or its nominee.

2.3 Condition Upon Delivery. Each item of Equipment shall be delivered to the Buyer (a) “AS IS, WHERE IS AND WITH ALL FAULTS,” WITH THE EXCEPTION OF (x) ACY’S WARRANTY OF TITLE AS PROVIDED IN THE WARRANTY BILL OF SALE AND (y) SECTION 9.1 HEREOF, BUT SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 10. The Buyer shall be deemed to have unconditionally accepted each item of Equipment for all purposes under this Agreement and the Sale Order upon the delivery by ACY of the Warranty Bill of Sale in accordance with the terms hereof.

2.4 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement and the Sale Order, the Buyer shall assume from ACY only the following liabilities (collectively, the “Assumed Liabilities”): any (a) Cure Costs required to be paid pursuant to section 365 of the Bankruptcy Code in connection with the assumption and assignment of the Assumed Leases (in each case, as such costs may be reduced pursuant to agreement with the applicable counterparty); (b) all costs of obtaining necessary consents thereto (to the extent not assignable pursuant to contract or applicable law); (c) Transfer Legal Fees; (d) Transfer Taxes that are not Excluded Taxes; (e) Maintenance Reserve Obligations; and (f) any unsatisfied liabilities as of the Closing Date with respect to Customer Programs.

2.5 Excluded Liabilities. Notwithstanding any provision in this Agreement to the contrary, other than the Assumed Liabilities, the Buyer is not assuming, and shall not be deemed to have assumed, any other liabilities of ACY of whatever nature (whether arising prior to, at the time of, or subsequent to the Closing Date), whether absolute, accrued, contingent or otherwise, whether due or to become due and whether or not assets, and whether or not known or unknown or currently existing or hereafter arising or matured or unmatured, direct or indirect, and ACY shall be solely and exclusively liable for any and all such liabilities, including, without limitation, any such liabilities set forth below (collectively, the “Excluded Liabilities”):

(a) Any and all liabilities of ACY relating to or otherwise arising, whether before, on or after the Closing Date, out of, or in connection with, any of the Excluded Assets;

(b) Any and all liabilities of ACY to its creditors, except for those related to the Lease Documents in respect of an Aircraft after the Delivery Date in respect of that Aircraft;

(c) Other than the Transfer Tax liabilities assumed by Buyer under Section 4, any and all liabilities for Taxes including, without limitation:

(i) Any and all Taxes (irrespective of when asserted) of ACY for any taxable period (including any such Taxes or related liabilities that may be imposed or asserted against the Buyer or any of its affiliates by reason of contract, assumption, transferee or successor liability, operation of law, pursuant to Treasury Regulation Section 1.1502-6 (or any similar provision of any state or local law) or otherwise);

(ii) Any and all Taxes related to or arising from the Equipment or the Lease Documents, in each case, for any taxable period (or portion thereof) ending on or before the applicable Delivery Date, including, without limitation, any Taxes set forth in Schedule E/F filed in the Bankruptcy Case;

(iii) Any and all Taxes imposed on any Person that are the responsibility of ACY;

(iv) Any and all Taxes arising from or in connection with an Excluded Asset; and

(v) Any and all Taxes imposed on or suffered by the Buyer in respect of ACY, the Equipment or the transactions contemplated by the Operative Documents arising from the failure by ACY to comply with or obtain a certificate under any bulk sales laws (including with respect to the transactions contemplated by the Operative Documents).

(d) Any and all liabilities related to payroll, vacation or sick leave, or with respect to employment or other provision of services, compensation, severance, benefits or payments of any nature owed to any current or former employee, officer, director, member, partner or independent contractor of ACY or any ERISA Affiliate (or any beneficiary or dependent of any such individual), whether or not employed by the Buyer after the Closing Date, including without limitation, any liability that:

(i) Arises out of or relates to the employment, service provision or other relationship between ACY or any ERISA Affiliate and any such individual, including but not limited to the termination of such relationship; and

(ii) Arises out of or relates to events or conditions occurring on or before the Closing Date;

(e) Any and all liabilities under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or law;

(f) Any and all liabilities arising under or related to the Federal Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. (1988) and any similar laws, including laws of any state, country or other locality that is applicable to a termination of employees, in each case to the extent applicable, for any action resulting from employees’ separation of employment prior to or on the Closing Date;

(g) Any and all liabilities of ACY to its equity holders respecting dividends, distributions in liquidation, redemptions of interests, option payments or otherwise;

(h) Any and all liabilities relating (i) to claims, actions, suits, arbitrations, litigation matters, proceedings, investigations or other actions (in each case, whether involving private parties, authorities, or otherwise) involving, against, or affecting any of the Equipment or Lease Documents, or any assets or properties of ACY, whether commenced, filed, initiated, or threatened before or after the Closing Date, which was or could have been asserted on or prior to the Closing Date or to the extent the basis of which arose or accrued on or prior to the Closing Date or (ii) violations of law by ACY;

(i) Any and all liabilities obligations of ACY arising or to be performed prior to the Closing Date arising from or related to the Equipment or the Lease Documents, other than as expressly assumed herein;

(j) Any and all liabilities of ACY or its predecessors arising out of any contract, agreement, permit, franchise or claim that is not transferred to the Buyer as part of transactions contemplated hereby, or, is not transferred to the Buyer because of any failure to obtain any third-party or governmental consent required for such transfer; and

(k) Any and all liabilities related to any failure to perform, improper performance, breach of warranty or other breach, default, violation, act or omission by ACY on or prior to the Closing Date, whether under or with respect to any contract (other than liabilities for the payment of the Cure Costs and other cure obligations under the Assumed Leases), in tort or otherwise.

2.6 Assumption and Assignment of Assumed Leases. ACY shall take all actions reasonably required to assume and assign the Assumed Leases to the Buyer (excluding payment of Cure Costs), including taking all actions reasonably required to facilitate any negotiations with the counterparties to such Assumed Leases and to obtain a Sale Order containing a finding that the proposed assumption and assignment of the Assumed Leases to the Buyer satisfies all applicable requirements of section 365 of the Bankruptcy Code. ACY shall use its reasonable efforts to obtain any consents or waivers necessary to assume and assign the Assumed Leases and, if reasonably requested by the Buyer, to enter into any lawful arrangement to provide to the Buyer the benefits of such Assumed Leases.

2.7 Maintenance Reserves. In relation to each Aircraft which is subject to Lease Documents, ACY shall not, without the prior written consent of the Buyer, take any action (including providing a lessee with pre-approval of any maintenance workscope, or confirmation of coverage and amounts payable under any lessor contribution provisions) under the Lease Documents during the period from the Signing Date to the applicable Delivery Date in relation to that Aircraft that would entitle the Lessee to make a claim for reimbursement for maintenance costs from Maintenance Reserves.

Section 3. Consideration and Economic Terms.

3.1 Purchase Price. The aggregate consideration for the purchase of the Equipment and the related Lease Documents shall be an amount equal to the amount of the then-outstanding Secured Obligations as of the Closing Date (collectively, the “Purchase Price”). The Buyer shall offset the full amount of the Secured Obligations against the Purchase Price pursuant to section 363(k) of the Bankruptcy Code, resulting in the full satisfaction and cancellation by the Buyer of the Secured Obligations on the Effective Date. The Secured Obligations shall be deemed satisfied and cancelled, in part, on each of the applicable Delivery Date to the extent of the amounts allocated to the respective Equipment and related Lease Documents as set forth in Part 3 of Schedule 2.

3.2 Gross Revenue. To the extent not previously conveyed to the Buyer in accordance with the terms of the Cash Collateral Order (the terms of which shall provide for such conveyance), ACY hereby conveys, assigns and transfers to the Buyer upon the date of this Agreement all of ACY’s right, title and interest in and to Gross Revenue After ECD. If ACY (or any person on behalf of ACY, other than the Agent or the Buyer) receives any amount in respect of Gross Revenue After ECD, ACY shall procure that such amount is paid to the Buyer within two Business Days of receipt thereof, and pending such payment to the Buyer any such amount shall be held by ACY on trust for the Buyer.

Section 4. Tax Treatment; Allocation; Transfer Taxes. The parties shall cooperate with each other in all reasonable respects to lawfully mitigate or eliminate the imposition of any Transfer Taxes; provided, however, that, subject to the provisions of Section 2.5(c), the Buyer shall be responsible for and promptly pay when due any such Transfer Tax (other than Excluded Transfer Taxes) in any jurisdiction which may be levied by any Government Entity in any jurisdiction as a result of the transfer of title to any item of Equipment under this Agreement.

Section 5. Leases and Lessees

5.1 Lease Novation. Between the Signing Date and the Delivery Date in respect of each Aircraft, ACY and the Buyer shall each use their respective commercially reasonable efforts to:

(i) agree with the relevant Lessee and enter into, for each Aircraft which is subject to Lease Documents, a Lease Novation with respect to such Aircraft;

(ii) satisfy the conditions to the occurrence of the Delivery Date in respect of each Aircraft including satisfying the conditions to the completion of the assignment or novation of the Lease Documents as set out in the Lease Novation in respect thereof; and

(iii) in the case of the Buyer only, satisfy the conditions to the occurrence of the Delivery Date under the Second Transfer Agreement.

5.2 Lessees. From and after the Signing Date, the Buyer shall be authorized to communicate directly with each Lessee to the extent it deems necessary to facilitate the transactions contemplated by Section 5.1, provided, however, that any such communication shall be coordinated through ACY’s professionals or advisors.

Section 6. Conditions Precedent.

6.1 Buyer’s Conditions to the Closing Date. The obligation of the Buyer to perform its obligations hereunder is subject to the satisfaction (or waiver by the Buyer) of the following conditions precedent on or prior to the Closing Date:

(a) this Agreement shall have been duly authorized, executed and delivered by ACY and shall be in full force and effect with respect to ACY;

(b) the Buyer shall have received the following documents from ACY: (i) a certificate of an officer of ACY, certifying that this Agreement and each Operative Document to which it is or will be, a party have been, or will be, duly authorized, executed and delivered by ACY and is, or will be, in full force and effect with respect to ACY and (ii) an incumbency certificate of ACY as to the officers of ACY authorized to execute and deliver this Agreement and each other Operative Document to which ACY is or will be a party, including the signatures of each such officers; and

(c) the Sale Order shall have been entered by the Bankruptcy Court in the Bankruptcy Case.

6.2 Buyer’s Conditions to each Delivery Date. The obligation of the Buyer to perform its obligations on each Delivery Date is subject to the satisfaction (or waiver by the Buyer) of the following conditions precedent on or prior to each Delivery Date with respect to an item of Equipment:

(a) each of the Operative Documents relating to that item of Equipment to which ACY is a party shall have been duly authorized, executed and delivered by ACY and the Buyer shall have received a copy of each such duly executed Operative Document;

(b) each of the Equipment Specific Documents relating to that item of Equipment shall be in form reasonably satisfactory to the Buyer and shall have been delivered to the Buyer and to the extent requiring execution, shall have been duly authorized, executed and delivered by each party thereto (other than the Buyer) and the Buyer shall have received a copy of each duly executed Equipment Specific Document;

(c) the representations and warranties of ACY contained in Section 9.1 and in each Operative Document relating to that item of Equipment shall be true and accurate as though made on and as of the Delivery Date;

(d) the Equipment shall be in the Delivery Location;

(e) to the extent required, ACY shall have executed any resale or other similar exemption certificates requested by the Buyer in order to allow the Buyer to claim any available exemption from Transfer Taxes;

(f) all conditions to the transfer of an Aircraft which is subject to Lease Documents under the Second Transfer Agreement (other than those which will be satisfied at and by the occurrence of Delivery on the Delivery Date) shall have been satisfied or waived; and

(g) the Challenge Period has expired and no Challenge remains outstanding or has been upheld by the Bankruptcy Court.

6.3 ACY’s Conditions to Closing Date. The obligation of ACY to perform its obligations hereunder is subject to the satisfaction (or waiver by ACY) of the following conditions precedent on or prior to the Closing Date:

(a) this Agreement shall have been duly authorized, executed and delivered by the Buyer and shall be in full force and effect with respect to the Buyer;

(b) ACY shall have received the following documents from the Buyer: (i) a certificate of an officer of the Buyer, certifying that this Agreement and each Operative Document to which it is or will be, a party have been, or will be, duly authorized, executed and delivered by the Buyer and is, or will be, in full force and effect with respect to the Buyer (ii) an incumbency certificate of the Buyer as to the persons authorized to execute and deliver this Agreement and each other Operative Document to which the Buyer is or will be a party, including the signatures of each such person and (iii) a certified copy of the resolutions of the board of directors and/or shareholders, as applicable, of the Buyer authorizing the transactions contemplated hereby and the execution and delivery of this Agreement and each other Operative Document to which the Buyer is a party; and

(c) the Sale Order shall have been entered by the Bankruptcy Court.

6.4 ACY’s Conditions to each Delivery Date. The obligation of ACY to perform its obligations hereunder is subject to the satisfaction (or waiver by ACY) of the following conditions precedent on or prior to each Delivery Date with respect to an item of Equipment:

(a) each of the Operative Documents relating to that item of Equipment to which the Buyer is a party shall have been duly authorized, executed and delivered by the Buyer as applicable and ACY shall have received a copy of each such duly executed Operative Document;

(b) each of the Equipment Specific Documents relating to that item of Equipment to which ACY is a party shall be in form reasonably satisfactory to ACY and shall have been delivered to ACY and to the extent requiring execution, shall have been duly authorized, executed and delivered by each party thereto (other than ACY) and ACY shall have received a copy of each duly executed Equipment Specific Document;

(c) the representations and warranties of the Buyer contained in Section 9.2 and in each Operative Document relating to that item of Equipment shall be true and accurate as though made on and as of the Delivery Date; and

(d) the Equipment shall be in the Delivery Location, it being understood and agreed that if any Equipment is relocated at Buyer’s request and with the agreement of the applicable Lessee (if necessary) to facilitate Delivery, Buyer shall be responsible for any and all fees, costs, charges, and expenses of any kind related thereto.

6.5 Cape Town Registrations and FAA Filings. On each applicable Delivery Date:

(a) ACY shall (i) give its consent to FAA Counsel or the Buyer’s other counsel for the registration of the sale of Equipment from ACY to the Buyer on the International Registry; (ii) give its consent to FAA Counsel or the Buyer’s other counsel for the assignment to the Buyer of any lease registrations at the International Registry; and (iii) deliver releases to FAA Counsel or the Buyer’s other counsel with respect to all Liens on the purchased Equipment, other than the applicable Lease Documents for such Aircraft, in order to permit FAA Counsel or the Buyer’s other counsel to file discharges of such Liens on the International Registry, and shall consent to the filing by FAA Counsel or the Buyer’s other counsel of such discharges, as well as the filing of discharges provided to FAA Counsel or the Buyer’s other counsel by the Buyer with respect to the Liens in favor of the Buyer;

(b) with respect to United States registered Aircraft being purchased, (i) ACY shall execute and deliver to FAA Counsel for filing at the FAA in Oklahoma City an FAA Bill of Sale documenting the transfer of title from ACY to the Buyer; and (ii) Agent shall be authorized and instructed to execute and deliver to FAA Counsel for filing with the FAA a release of the Mortgage recorded on the FAA registry for such aircraft;

(c) with respect to non-US registered Aircraft being purchased, (i) ACY shall execute and deliver any required documents required by the local counsel engaged by applicable Lessee or the Buyer to register the transfer of ownership of the Equipment under Lessee’s registration on the civil aircraft registry upon which the Aircraft is registered, and (ii) Agent shall be authorized and instructed to execute and deliver for filing such documentation necessary to release of any mortgages recorded in the jurisdiction where the Aircraft is registered.

Section 7. Delivery.

7.1 Delivery Timing. The parties shall each use their commercially reasonable efforts to complete the Delivery of each item of Equipment to the Buyer as soon as possible following the Signing Date.

7.2 Delivery Date. Subject to the satisfaction (or waiver) of the Conditions Precedent, on the Delivery Date in respect of an Aircraft:

(a) the signed Warranty Bill of Sale and, if applicable, the signed FAA Bill of Sale in respect of the relevant Aircraft shall be pre-positioned with FAA Counsel and deemed released to the Buyer and with respect to the FAA Bill of Sale, if applicable, FAA Counsel for filing with the FAA. The Buyer shall be entitled to date or authorize the dating of such documents as of the Delivery Date;

(b) the relevant Effective Time Notice shall be dated and released to the parties to the relevant Lease Novation;

(c) all other documents required to be either or both dated and completed in order to complete the Delivery, including pursuant to the relevant Lease Novation shall be either or both dated and completed and released;

(d) possession of the relevant item of Equipment shall be deemed to be delivered to the Buyer; and

(e) all original Lease Documents in the possession of ACY shall be delivered to the Buyer.

Section 8. Effective Date.

8.1 Buyer’s Conditions to the Effective Date. The obligation of the Buyer to perform its obligations hereunder is subject to the satisfaction (or waiver by the Buyer) of the following conditions precedent on or prior to the Effective Date:

(a) the representations and warranties of ACY contained in Section 9.1 shall be true an accurate as though made on and as of the Effective Date;

(b) ACY shall have executed and delivered to the Agent (with a copy to the Buyer) a notice of termination of the Custodial Agreement; and

(c) the Delivery Date with respect to all of the Equipment shall have occurred unless the Buyer has elected, in its sole discretion, not to take Delivery of an item of Equipment.

8.2 Covenant of the Buyer as of Effective Date. The Buyer covenants and agrees for the benefit of ACY that on the Effective Date it shall deliver to ACY releases, in form and substance reasonably acceptable to ACY, and duly executed by the Agent with respect to each of the following:

(i) the Mortgage in respect of the Excluded Equipment, as executed by the Agent;

(ii) the Security Agreement dated October 1, 2018, as executed by JetFleet Holding Corp.;

(iii) the Security Agreement dated February 19, 2019, as executed by JetFleet Management Corp.;

(iv) the Pledge Agreement dated as of February 19, 2019, as executed by ACY;

(v) the JMC Guaranty (as such term is defined in Loan Purchase Agreement);

(vi) the JHC Guaranty (as such term is defined in the Loan Purchase Agreement)

(vii) UCC-3 termination statements with respect to all Original Financing Statements, to be filed by the Agent; and

(viii) the Deposit Account Control Agreements.

8.3 UCC. Within one (1) business day following the Effective Date, the Agent shall file UCC-3 termination statements with respect to all Original Financing Statements.

8.4 Excluded Equipment and Other Matters. Upon and from the Limited Recourse Date, the Buyer agrees that ACY shall be and become entitled to all rights to and benefit of the following free and clear of any Claim or Encumbrance of the Agent, the Buyer or any affiliate of the Buyer:

(i) the Gross Revenue Before ECD;

(ii) any cash balances in each Account as of the Effective Date;

(iii) any proceeds payable under any consignment contract to which any of the Excluded Equipment is subject;

(iv) other than the Equipment and the Assumed Leases, all other assets of ACY, including but not limited to, the Excluded Equipment; and

(v) any proceeds of sale or other funds received in respect of items (i) to (iv) above.

The Cash Collateral Order shall provide that, prior to its release under Section 8.4, all proceeds comprising item 8.4(v) shall be held upon and from receipt by ACY subject to the Buyer’s Lien in respect of the Secured Obligations and may only be used by ACY to the extent required to pay costs and expenses incurred by ACY during the Bankruptcy Case but subject to the terms of the Approved Budget and the other terms of the Cash Collateral Order or otherwise as agreed by the Buyer in writing in its sole discretion.

8.5 Limited Recourse. Upon and from the earlier of:

(a) the Effective Date; and

(b) the date an Approved Plan is confirmed in the Bankruptcy Case,

(such date being the “Limited Recourse Date”), the Buyer’s sole and exclusive recourse on account of the Secured Obligations shall be limited to the Equipment and the Assumed Leases and no other assets of ACY and, subject to the Buyer’s rights under Section 12.4, from the Limited Recourse Date the Buyer unconditionally and irrevocably waives any other rights to assert any Claims or Encumbrances against ACY, its affiliates or subsidiaries or the bankruptcy estates created by the Bankruptcy Case (other than to enforce ACY’s obligations under this Agreement).

Section 9. Representations and Warranties.

9.1 Representations and Warranties of ACY. ACY represents and warrants on the Signing Date, on each Delivery Date and on the Effective Date, but subject to authorization of the Bankruptcy Court with respect to Sections 9.1(b), (c), (d), (e) and (f):

(a) Title. Upon delivery of the Warranty Bill of Sale by ACY to the Buyer or its nominee, as applicable, the Buyer or such nominee will have good and marketable legal and beneficial title to the applicable Equipment free and clear of all Encumbrances other than any Permitted Lien and any Lien in favor of the Agent.

(b) Organization, Etc. ACY is duly formed and validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under this Agreement and each Operative Document to which it is or will be a party.

(c) Authorization. ACY has taken, or caused to be taken, all necessary corporate action to authorize the execution and delivery of this Agreement and each Operative Document to which it is or will be a party and the performance of its obligations hereunder and thereunder.

(d) No Violation. The execution and delivery by ACY of this Agreement and each Operative Document to which ACY is or will be a party, the performance by ACY of its obligations hereunder and thereunder, and the consummation by ACY of the transactions contemplated hereby and thereby, do not and will not (i) violate or contravene any provision of any certificate of incorporation or bylaws of ACY, (ii) violate or contravene any law applicable to or binding on ACY or (iii) violate, contravene or constitute any default under, or result in the creation of any Encumbrance under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which ACY is a party or by which ACY or any of their respective properties is or may be bound or affected.

(e) Approvals. Other than as expressly set forth herein and subject to entry of the Sale Order, the execution and delivery by ACY of this Agreement and each Operative Document to which it is or will be party, the performance by ACY of its obligations hereunder and thereunder, and the consummation by ACY of the transactions contemplated hereby and thereby, do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (i) any trustee or other holder of any debt of ACY or (ii) any Government Entity.

(f) Valid and Binding Agreement. This Agreement and each other Operative Document to which ACY is or will be a party has been duly authorized, executed and delivered by ACY and, assuming the due authorization, execution and delivery by any other party or parties thereto, this Agreement and each Operative Document to which it is a party constitutes the legal, valid and binding obligations of ACY, enforceable against ACY in accordance with the terms hereof and thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

(g) Relationship of ACY and the Buyer. The Buyer has not, at any time, directed or participated in any aspect of the management of ACY or the conduct of ACY’s business. ACY has made all of its business decisions independently of the Buyer, and the Buyer has limited its actions to those as a buyer of assets. Notwithstanding any other provision of this Agreement or the Operative Documents, (i) the relationship between the Buyer, on the one hand, and ACY on the other, shall be limited to the relationship of a buyer and seller in a commercial transaction; (ii) the Buyer shall not be construed as a partner, joint venturer, alter ego, manager, controlling person, or other business associate or participant of any kind of ACY, and neither the Buyer does not intend to assume any such status at any time; and (iii) the Buyer shall not be deemed responsible for (or a participant in) any acts, omissions, or decisions of the ACY. In addition, ACY hereby acknowledges and agrees that (a) it has been represented by counsel of its own choosing throughout the negotiation, preparation, and execution of this Agreement and the Operative Documents, (b) it has exercised independent judgment with respect to the negotiation, preparation, and execution of this Agreement and the Operative Documents and the consummation of the transactions contemplated hereby and thereby, (c) it has not relied on the Buyer, or its counsel, for any advice with respect to the negotiation, preparation, or execution of this Agreement and the Operative Documents, and (d) any principle of contract construction that favors or disfavors the party whose attorneys have drafted a contract or provision thereof shall not be applied to this Agreement.

9.2 Representations and Warranties of the Buyer. The Buyer represents and warrants on the Signing Date and on each Delivery Date and on the Effective Date, in each case by reference to the facts and circumstances then existing:

(a) Organization, Etc. It is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation and has the power and authority to enter into and perform its obligations under this Agreement and each Operative Document to which it is or will be a party.

(b) Corporate Authorization. It has taken, or caused to be taken, all necessary company or organizational action required to authorize the execution and delivery of this Agreement and the Operative Documents to which it is or will be a party and the performance of its obligations hereunder thereunder.

(c) No Violation. The execution and delivery by the Buyer of this Agreement and the Operative Documents to which it is or will be a party, the performance by the Buyer of its obligations hereunder and thereunder, and the consummation by the Agent and the Buyer of the transactions contemplated hereby and thereby, do not and will not (i) violate or contravene any provision of its constitutive documents (ii) violate or contravene any law applicable to or binding on it, or (iii) violate, contravene or constitute any default under, or result in the creation of any Lien under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Buyer is a party or by which it or any of its properties is or may be bound or affected.

(d) Approvals. The execution and delivery by each of the Buyer of this Agreement and each Operative Document to which it is or will be a party, the performance by it of its obligations hereunder and thereunder, and the consummation by the Buyer of the transactions contemplated hereby or thereby for such date, do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (i) any trustee or other holder of any debt of the Buyer or (ii) any Government Entity.

(e) Valid and Binding Agreement. This Agreement and each Operative Document to which it is a party has been or will be duly authorized, executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes the legal, valid and binding obligation of the Buyer and is or will be enforceable against each of the Buyer in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

Section 10. Disclaimer of Additional Warranties. The Buyer acknowledges that (i) the Buyer has not sought from ACY, or relied upon ACY for, any analysis, evaluation or advice with respect to ACY, the Equipment or relevant Lease Documents or the financial condition, operations, investment potential or tax attributes of the same and (ii) the Buyer has either been supplied with or has had access to all information, which it has deemed necessary to evaluate the assignment, transfer and conveyance contemplated by this Agreement and any related documentation. The Buyer further acknowledges that:

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES AS SET FORTH IN SECTION 9 HEREOF (WHICH SHALL EXPIRE AND NOT SURVIVE THE DATES SPECIFIED IN SECTION 13.4), ACY HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND ACY’S RIGHTS WITH RESPECT TO THE EQUIPMENT AND RELATED LEASE DOCUMENTS ARE BEING ACQUIRED BY THE BUYER ON AN "AS IS, WHERE IS AND WITH ALL FAULTS" BASIS.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR ANY OPERATIVE DOCUMENTS, ACY HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, PERFORMANCE OR FITNESS FOR USE OR FOR ANY PURPOSE OF THE EQUIPMENT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON LIABILITY IN TORT, STRICT OR OTHERWISE, AS TO FREEDOM FROM INTERFERENCE IN POSSESSION OR USE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT OR ANY PART THEREOF.

The foregoing disclaimer of warranty shall not be construed to be a waiver (a) by the Buyer of claims against ACY, arising from ACY’s breach of its obligations under this Agreement or any Operative Document made by, applicable to or to be performed by ACY, or (b) by ACY of claims against the Buyer, arising from the Buyer’s breach of its obligations under this Agreement or any Operative Document made by, applicable to or to be performed by the Buyer.

Section 11. Expenses.

11.1 Expenses of ACY. Except as expressly provided for in Sections 11.2 and 11.3, ACY shall bear the costs and expenses of conducting its business and in complying with its obligations under this Agreement (including any legal fees and expenses incurred by ACY) and, other than any specifically provided for herein, the Buyer shall have no liability for, or to contribute towards, any costs and expenses of ACY.

11.2 Transfer Legal Fees. Within two Business Days following each Delivery Date, the Buyer shall pay to ACY the amount of the Transfer Legal Fees in respect of the Equipment transferred in respect of such Delivery Date provided that the Buyer has received such supporting documentation in respect of such Transfer Legal Fees as the Buyer shall reasonably request.

11.3 FAA Counsel Fees. The Buyer shall pay the costs and expenses of FAA Counsel including all related filing fees and registration fees incurred in respect of each Delivery Date.

Section 12. Bankruptcy Provisions.

12.1 Competing Bid. This Agreement is subject to approval by the Bankruptcy Court and the consideration by ACY of higher or better competing bids in respect of all or any part of the Equipment (each a “Competing Bid”). From the Signing Date (and any prior time) and until entry of the Sale Order, ACY is permitted to, and to cause its representatives and professionals to, initiate contact with, solicit or encourage submission of any inquiries, proposals or offers by, any person (in addition to the Buyer and its affiliates and representatives) in connection with a Competing Bid. In addition, ACY shall have the responsibility and obligation to respond to any inquiries or offers for a Competing Bid and perform any and all other acts related thereto which are required under the Bankruptcy Code, the Sale Procedures Order or other applicable law, including supplying information relating to the Equipment to prospective purchasers.

12.2 Bankruptcy Court Filings.

(a) ACY and the Buyer acknowledge that this Agreement and the transactions contemplated hereby are subject to entry of, as applicable, the Sale Procedures Order and the Sale Order. In the event of any discrepancy between this Agreement and the Sale Procedures Order and the Sale Order, the Sale Procedures Order and the Sale Order shall govern.

(b) ACY shall give notice under the Bankruptcy Code of the request for the relief specified in the Sale Motion to all persons entitled to such notice, including all persons that have asserted Liens in the Equipment and all non-debtor parties to the Assumed Leases, and other appropriate notice as required by the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, including such additional notice as the Bankruptcy Court shall direct or as the Buyer may reasonably request, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings, or other proceedings in the Bankruptcy Court relating to this Agreement and the transactions contemplated hereby.

(c) ACY shall use reasonable best efforts to ensure that the proposed Sale Procedures Order and Sale Order find that, the provisions of this Agreement are reasonable, were a material inducement to the Buyer, and were reasonably relied upon by the Buyer in deciding, to enter into this Agreement, and are designed to achieve the highest or otherwise best price for the Equipment.

(d) The Buyer agrees that it will promptly take such actions as are reasonably requested by ACY to assist in obtaining entry of the Sale Procedures Order and the Sale Order and a finding of adequate assurance of future performance by the Buyer, including furnishing witnesses, affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by the Buyer under this Agreement and demonstrating that the Buyer is a “good faith” purchaser under section 363(m) of the Bankruptcy Code.

(e) ACY shall be responsible for making all filings with the Bankruptcy Court necessary to permit ACY to consummate the transactions under this Agreement. ACY and the Buyer shall consult with one another regarding the Cash Collateral Order and any related motions seeking approval thereof, and other draft “first day” motions, the Sale Motion, the Sale Procedures Order and/or the Sale Order and any declarations in support of the foregoing (the “Consultation Documents”). ACY shall provide (or shall cause its representatives to provide) the Buyer with advance drafts of, and a reasonable opportunity to review and comment upon, the Consultation Documents as soon as reasonably practicable prior to the date ACY intends to file such motion, pleading or Bankruptcy Court filing. ACY shall make any modifications of such documents reasonably requested by the Buyer, and each such document shall be subject to approval by the Buyer in its reasonable discretion. The Buyer shall provide (or shall cause its representatives to provide) ACY with advance drafts of, and a reasonable opportunity to review and comment upon substantive pleadings, motions, and supporting papers prepared by the Buyer to be filed with the Bankruptcy Court in connection with the Agreement as soon as reasonably practicable prior to the date the Buyer intends to file such motion, pleading or Bankruptcy Court filing, and the Buyer shall make any reasonable modifications of such documents requested by ACY. In the event the entry of the Sale Procedures Order and the Sale Order or any other Order of the Bankruptcy Court relating to this Agreement shall be appealed (or if any petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to the Sale Procedures Order, the Sale Order or other such order), ACY and the Buyer shall use their respective commercially reasonable efforts to defend such appeal, petition or motion and obtain an expedited resolution of any such appeal, petition or motion.

12.3 Bankruptcy Milestones. ACY shall use its reasonable best efforts to satisfy the following milestones (collectively, the “Bankruptcy Milestones”):

(a) Within three (3) days after the Signing Date (the “Sale Motion Filing Date”), ACY shall have filed a motion, in form and substance reasonably acceptable to the Buyer (the “Sale Motion”), (i) designating the Buyer as the proposed purchaser of the Equipment subject to the terms of this Agreement and Bankruptcy Court approval, (ii) requesting that the Buyer and the transactions of the Buyer contemplated hereby be accorded the protections provided under section 363(m) of the Bankruptcy Code, and (iii) seeking approval and entry of the Sale Procedures Order.

(b) ACY shall have sought to schedule a hearing to approve the Sale Procedures Order to be held no later than the first date available from the Bankruptcy Court that is twenty-one (21) days after the Sale Motion Filing Date (the “Bid Procedures Hearing”).

(c) On or before the date that is two (2) days after the Bid Procedures Hearing, the Bankruptcy Court shall have entered the Sale Procedures Order and scheduled the hearing on the Sale Motion for on or before a date that is thirty (30) days or less from the Bid Procedures Hearing (the “Sale Hearing”).

(d) The deadline for interested third parties to submit qualified bids in accordance with the Sale Procedures Order shall be no later than twenty-one (21) days following the Bid Procedures Hearing (the “Bid Deadline”).

(e) If required, the Auction shall occur no later than three (3) Business Days following the Bid Deadline.

(f) The Bankruptcy Court shall have entered the Sale Order on or before the date that is two (2) days after the conclusion of the Sale Hearing.

The Bankruptcy Milestones may be extended upon mutual agreement between ACY and the Buyer or as necessary to accommodate the availability of the Bankruptcy Court.

12.4 Assumed Leases. The Buyer shall have the right by giving notice in writing to ACY at any time from the Signing Date to the relevant Delivery Date to modify the content of Schedule 4 in respect of an Aircraft, without any corresponding reduction in the Purchase Price.

12.5 Plan Participation. Provided that any chapter 11 plan proposed in the Bankruptcy Case is not inconsistent with this Agreement and the transactions contemplated hereby, (an “Approved Plan”), the Buyer agrees not to participate in such chapter 11 plan process in the Bankruptcy Case, including, but not limited to, the right to vote or receive any recovery under any such Approved Plan proposed or confirmed in the Bankruptcy Case. Nothing set forth in this Section 12.5 is intended to, or does, affect, modify or impair (a) ACY’s obligations hereunder or the Buyer’s rights to seek to enforce such obligation, or (b) ACY’s rights to propose and seek confirmation of an Approved Plan prior to the Effective Date.

Section 13. Miscellaneous.

13.1 Notices. Every notice, request, demand or other communication (collectively, a “Notice”) under this Agreement shall:

(a) be in writing delivered personally or by prepaid courier or other similar services or by electronic mail and in the case of a Notice sent by e-mail, shall be accompanied by a copy sent by prepaid air mail letter;

(b) be deemed to have been received, in the case of an e-mail upon the earlier of (i) confirmation of receipt of such e-mail by the addressee; or (ii) on the fifth day after sending, provided the sender thereof has not received actual notice of failed delivery, and, in the case of a Notice delivered personally or by courier service, when delivered (provided that if delivery is tendered but refused, such Notice shall be deemed effective upon such tender); and be sent to:

(i) to the Buyer at the following address:

Drake Asset Management Jersey Limited
                                                           IFC5, St Helier
                                                           Jersey JE1 1ST
                                                           Attn: The Directors
                                                           Email: XXXXXX

With a copy (that shall not constitute notice) to:

Falko Regional Aircraft Limited
                                                            1 Bishop Square
                                                             St. Albans Rd. West
                                                             Hatfield AL10 9NE
                                                            Attn: Sarah Dichlian
                                                            Email: XXXXXX

(ii) to ACY at the following address:

1440 Chapin Avenue, Suite 310
                                                            Burlingame, CA94010-4011
                                                            Attn: Harold M. Lyons / Christopher B Tigno
                                                             Email:  XXXXXX

With a copy (that shall not constitute notice) to:

Lorenzo Marinuzzi, Esquire
Morrison & Foerster LLP
250 West 55th Street
New York, New York 10019
Email:  XXXXXX

and

Craig Grear, Esquire
Joseph Barry, Esquire
Young Conaway Stargatt & Taylor, LLP
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Email:  XXXXXX

or to such other address as is notified by one party to the other party under this Agreement.

13.2 Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto. Any consent by ACY shall be conditioned upon, among other things, the Buyer providing to ACY satisfactory “Know Your Customer” due diligence reasonably requested by ACY in respect of any proposed assignee or nominee of the Buyer.

13.3 Headings. All headings in this Agreement are for convenience only, and are not a substantive part of this Agreement.

13.4 Survival of Representations, Warranties and Indemnities. Each of the representations, warranties and indemnities of the parties shall expire on the earliest to occur of (a) each Delivery Date with respect to any Equipment and related Assumed Leases subject to such Delivery on such Delivery Date, and (b) the Effective Date, in each case to the extent not previously expired.

13.5 Each of the representations, warranties and indemnities of the parties shall survive the execution and delivery of this Agreement and the Delivery of the Equipment.

13.6 Governing Law; Forum.  THIS AGREEMENT, AND ANY NON-CONTRACTUAL RIGHTS OR CLAIMS ARISING FROM OR RELATED TO IT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, U.S.A., APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(a) So long as the Bankruptcy Case remains pending, the parties agree that the Bankruptcy Court shall have exclusive jurisdiction to settle any disputes in connection with this Agreement, the Sale Order and the other documents related hereto and submit to the jurisdiction of such courts in connection with this Agreement, the Sale Order and the other documents related hereto. From and after the entry of a final decree in the Bankruptcy Case, the parties agree that the federal and state courts located in New York, New York (in the Borough of Manhattan) are to have non-exclusive jurisdiction to settle any disputes in connection with this Agreement and the other documents related hereto and submit to the jurisdiction of such courts in connection with this Agreement and the other documents related hereto.

(b) Each party hereto:

(i) waives objection to such courts on grounds of inconvenient forum, venue or otherwise as regards proceedings in connection with this Agreement and other documents related hereto;

(ii) agrees that (subject to permitted appeals) a judgment or order of such a court in connection with this Agreement or the other documents related hereto is conclusive and binding on it and may be enforced against them in the courts of any other jurisdiction; and

(iii) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY.

(c) Except as set forth in Section 13.5(b), nothing in this Section 13.5 limits the right of either party to bring proceedings in connection with this Agreement or any other document related hereto:

(i) in any other court of competent jurisdiction; or

(ii) concurrently in more than one jurisdiction.

13.7 Entire Agreement; Amendment; No Course of Dealing. This Agreement together with the Operative Documents along with all exhibits and schedules attached hereto, shall constitute the entire agreement between the parties with respect to the transactions contemplated herein, supersede any prior or contemporaneous agreements, whether oral or in writing, between the parties, and this Agreement shall not in any manner be supplemented, amended or modified except by a writing executed on behalf of the parties by their authorized representatives. No party shall construe this Agreement, and nothing contained in this Agreement shall be construed, as creating any course of dealing or conduct between the parties.

13.8 Waivers. The waiver of performance of any term of this Agreement in a particular instance shall not constitute a waiver of any subsequent breach or preclude any party from thereafter demanding performance thereof according to the provisions hereof.

13.9 Unenforceability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

13.10 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but both of which together will constitute one and the same agreement, and which shall be sufficiently evidenced by any one of such original counterparts. This Agreement may be executed and delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg, or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), each of which shall be deemed an original and shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, the other party shall re-execute the original form of this Agreement and deliver such form to the requesting party. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each party unconditionally, absolutely and irrevocably forever waives any such defense.

13.11 Export Law. Buyer understands that the subject matter of this sale, including the Aircraft and all other things associated with it including, but not limited to, spare parts, training, technical data, warranty protection and services, is subject to US export laws and regulations, including but not limited to the Export Administration Act of 1979, as amended and the Export Administration Regulations promulgated thereunder and the Office of Foreign Asset Control Regulations. These laws and regulations impose restrictions on the export and re-export of the Aircraft, including Buyer’s re-export by resale, lease, sublease or otherwise, to countries that are prohibited due to embargo, anti-terrorism or any other reason.

13.12 No Third-Party Beneficiaries. No third party is intended to benefit from, nor may any third party seek to enforce any of the provisions of, this Agreement.

13.13 Further Assurances. Each party shall, at the request and cost of the other, do and perform such further acts and execute and deliver, such further documents which are reasonably necessary or desirable to effect and perfect the transfer of all right, title and interest in and to the Equipment to the Buyer and to give full effect to the intent and purpose of this Agreement.

13.14 Attorneys’ Fees. For the avoidance of doubt, the Buyer shall be responsible for any and all fees, costs and expenses incurred by the Buyer, including any legal fees and costs, in any capacity (including that as lender to ACY) and no such fees shall be payable by ACY except that any fees, costs or expenses suffered or incurred by the Buyer as a Lender under and as defined in the Loan Agreement or by the Agent thereunder shall accrue as a liability of ACY and be included in the Secured Obligations.

13.15 Time of the Essence. Unless specifically stated to the contrary herein, time shall be of the essence for all events contemplated hereunder. The Parties intend that the time period between entry of the Sale Order and Effective Date be as truncated as possible under all relevant and applicable circumstances and agree to use commercially reasonable efforts to ensure that, as promptly as possible, the satisfaction of all conditions set forth in Sections 6, 7, and 8 occur with all due haste, without delay and as promptly as is commercially reasonable.

13.16 Construction of Terms. This Agreement has been drafted jointly by the parties in full consultation with their respective attorneys, and no ambiguity in this Agreement shall be interpreted or construed against any of the parties.

[Signature page follows]

Asset Purchase Agreement
VP/#41595814.13

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers or representatives as of the date first above written.

AEROCENTURY CORP., as Seller By: Name: Harold M. Lyons Title: Chief Financial Officer	DRAKE ASSET MANAGEMENT JERSEY LIMITED, as Buyer By: Name: Title:
[SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]
Asset Purchase Agreement
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SCHEDULE 1

Original Financing Statements

FILING NO.	FILING DATE	DEBTOR	SECURED PARTY	FILING OFFICE
20101347966*	April 19, 2010	AeroCentury Corp.	MUFG Union Bank, N.A., as Agent	Secretary of State, Delaware
20101347990*	April 19, 2010	AeroCentury Corp.	MUFG Union Bank, N.A., as Agent	Secretary of State, Delaware
20191177265	February 19, 2019	AeroCentury Corp.	MUFG Union Bank, N.A., in its capacity as Agent	Secretary of State, Delaware
18-7673460315	October 2, 2018	JetFleet Holding Corp.	MUFG Union Bank, N.A., in its capacity as administrative agent	Secretary of State, California
19-7698077307	February 19, 2019	JetFleet Management Corp.	MUFG Union Bank, N.A., in its capacity as administrative agent	Secretary of State, California

SCHEDULE 1 Page 1
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SCHEDULE 2

Part 1 - Aircraft

Manufacturer	Serial Number	Model	Engine #1	Engine #2	Lessee	Delivery Location
Bombardier	15128	CRJ900	194583	194582	Off-Lease	ESN 194582: Berlin Germany Remainder of Aircraft: Maastricht, Netherlands
Bombardier	15207	CRJ900	194771	194788	Off-Lease	Maastricht Netherlands
Bombardier	15215	CRJ900	194785	194770	Off-Lease	Maastricht Netherlands
Bombardier	10165	CRJ700	965565	965566	American Airlines	Habitual Home Base of Aircraft
Bombardier	10171	CRJ700	965579	965580	American Airlines	Habitual Home Base of Aircraft
Bombardier	10178	CRJ700	965568	965575	American Airlines	Habitual Home Base of Aircraft
Bombardier	4205	Q400	FA0461	FA0462	Croatia Airlines	Zagreb, Croatia
Bombardier	4211	Q400	FA0471	FA0473	Croatia Airlines	Zagreb, Croatia
Bombardier	15055	CRJ900	194345	194346	Jazz	Habitual Home Base of Aircraft
Bombardier	238	Q300	AE0160	AE0164	Off-Lease	Maastricht, Netherlands

SCHEDULE 2 Page 3
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Part 2 – Excluded Equipment

	Manufacturer	Serial Number	Model	Engine #1	Engine #2	Lessee
1.	Bombardier	406	DHC 8-300	123161	AE0065	Silverstone
2.	Bombardier	407	DHC 8-300	123330	AE0165	Skyward
3.	Saab	453	Saab 340B Plus			Off-lease
4.	Bombardier	4020	Q400			Off-lease
5.	Pratt & Whitney	FA0137	PW150A			Off-lease

SCHEDULE 2 Page 3
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Part 3 – Secured Obligations

	Manufacturer	Serial Number	Allocated Secured Obligations (US$)
6.	Bombardier	15128	$ 3,659,220.80
7.	Bombardier	15207	$ 8,316,410.90
8.	Bombardier	15215	$ 8,482,739.12
9.	Bombardier	10165	$ 8,233,246.79
10.	Bombardier	10171	$ 8,233,246.79
11.	Bombardier	10178	$ 8,233,246.79
12.	Bombardier	4205	$ 9,231,216.10
13.	Bombardier	4211	$ 9,231,216.10
14.	Bombardier	15055	$17,630,791.11
15.	Bombardier	238	$ 1,912,774.51

SCHEDULE 2 Page 3
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SCHEDULE 3

Equipment Specific Documents

Part 1 – MSN 4205 / 4211 - Croatia
	Document	Parties	Responsibility
1	Novation Agreement (English law lease)	Lessor, Buyer, DJL9, Lessee	Vedder Price (VP)
	Effective Time Notice	Lessor, Buyer, DJL9, Lessee	VP
	DPOA	Lessee (in favour of Lessor)	tbd
	Revocation Letter (in respect of existing DPOA)	Lessee	tbd
Corporate authorisations:

Officer's Certificate of Lessee – constitutional documents, board resolutions, delegated authority / power of attorney
Officer's Certificate of Buyer – constitutional documents, board resolutions, delegated authority / power of attorney
Officer's Certificate of DJL9 – constitutional documents, board resolutions, delegated authority / power of attorney
Officer's Certificate of Lessor – constitutional documents, board resolutions, delegated authority / power of attorney

Lessee VP VP Lessor
	KYC and tangible net worth documents – no TNW test	DJL9	DJL9
	Certificate of Insurance and Reinsurance		Lessee
	Letter of Undertaking issued by the insurance and reinsurance broker		Lessee
	Run Off Insurance and Reinsurance Certificate		Lessee
	Certificate of Registration (if relevant) reflecting DJL9 as new owner		Lessee
	Current Certificate of Airworthiness		Lessee
	Decision on Registration of New Owner issued by the Croatian Aircraft Registry		Lessee
	Decision on Approval of Novated Lease issued by the Croatian Civil Aviation Authority		Lessee
	Aircraft Repossession Agreement with Direct Enforceability	Lessor, Lessee	Lessee

Legal opinion:
Croatia legal opinion in respect of Lessee and aircraft registration and relevant local law matters
California legal opinion in respect of Lessor
English law legal opinion in respect of any documents governed by English law
Irish legal opinion in respect of DJL9
Jersey legal opinion in respect of Buyer

Kovacevic Prpic Simeunovic Morrison Foerster VP tbd tbd
	ATC Letter	Lessee (to Lessor)	VP
	Process Agent Letters (England)	DJL9, Lessee	VP/Lessee
	Evidence of nameplate installation / updated	N/A	Lessee
Part 2 – MSN 10165 / 10171 / 10178 – American Airlines
	Document	Parties	Responsibility
2	Assignment and Assumption Agreement (New York law lease)	Lessor, Owner Trustee, Lessee	VP / FAA Counsel
	Effective Time Notice	Lessor, Owner Trustee, Lessee	VP

Trust Agreement
 ACC approval needed to form of trust agreement (10 Business Days’ notice)

 Trust Agreement to be filed at FAA

 Affidavit of citizenship from Owner Trustee; to be submitted for approval with the Trust Agreement and filed at the FAA

		Owner Trustee, Buyer	VP / FAA Counsel
	Beneficial Interest Transfer – filed at the FAA	Owner Trustee, Buyer, DJL9	VP / FAA Counsel
	FAA Bill of Sale / FAA Registration Application – filed at the FAA reflecting Owner Trustee as new owner (with Registration Certificate to follow post-closing)		VP / FAA Counsel
	Residual AgreementAssignment and Assumption Agreement (MSN 10165)	Bombardier Inc. Seller, Buyer, DJL9	[VP]
	Residual AgreementAssignment and Assumption Agreement (MSN 10171)	Bombardier Inc. Seller, Buyer, DJL9	[VP]
	Residual AgreementAssignment and Assumption Agreement (MSN 10178)	Bombardier Inc. Seller, Buyer, DJL9	[VP]
	Deficiency AgreementAssignment and Assumption Agreement (MSN 10165)	Bombardier Inc. Seller, Buyer, DJL9	[VP]
	Deficiency AgreementAssignment and Assumption Agreement (MSN 10171)	Bombardier Inc. Seller, Buyer, DJL9	[VP]
	Deficiency AgreementAssignment and Assumption Agreement (MSN 10178)	Bombardier Inc. Seller, Buyer, DJL9	[VP]
Corporate authorisations:

Officer's Certificate of Lessee – incumbency certificate / corporate authorisation / POA
Officer's Certificate of Buyer – incumbency certificate / corporate authorisation / POA
Officer's Certificate of Buyer – incumbency certificate / corporate authorisation / POA
Officer's Certificate of Lessor – incumbency certificate / corporate authorisation / POA

Lessee VP VP Morrison Foerster
	KYC and tangible net worth documents ($30million)	DJL9	DJL9
	Certificate of Insurance		Lessee
	Letter of Undertaking issued by the insurance broker		Lessee
	Run Off Insurance Certificate (to be provided by Lessee if de minimis costs)		Lessee
	Priority Search Certificate relating to: MSN 10165, 10171, 10178 ESN 965565, 965579, 965568 ESN 965566, 965580, 965575		VP
	Legal opinion: FAA opinion		FAA Counsel
	Evidence of nameplate installation / updated		Lessee
	Assignment of UCC-1 Lease Notice Filings		VP
Part 3 – MSN 15055 – Jazz
	Document	Parties	Responsibility
3	Assignment and Assumption Agreement (Ontario law lease)	Lessor, Buyer, DJL9, Lessee	VP
	Effective Time Notice	Lessor, Buyer, DJL9, Lessee	VP
	Short Form Assignment and Assumption Agreement	Lessor, Buyer, DJL9, Lessee	Blakes, Cassels + Graydon LLP (Blakes) / VP
	IDERA	Lessee (in favour of Lessor)	Blakes / VP
	Revocation of existing IDERA in the form required by the Canadian Civil Aviation Authority	Lessee	Blakes / VP
	TCA Notice	Lessee	Blakes / VP
Corporate authorisations:

Officer's Certificate of Lessee – constitutional documents, board resolutions, delegated authority / power of attorney
Officer's Certificate of Buyer – constitutional documents, board resolutions, delegated authority / power of attorney
Officer's Certificate of DJL9 – constitutional documents, board resolutions, delegated authority / power of attorney
Officer's Certificate of Lessor – constitutional documents, board resolutions, delegated authority / power of attorney

Lessee VP VP Morrison Foerster
	KYC and tangible net worth documents $25million TNW test	DJL9	DJL9
	Replacement / Transferred Letters of Credit	Lessee (in favour of Lessor)	Lessee / DJL9
	Certificate of Insurance		Lessee
	Letter of Undertaking issued by the insurance broker		Lessee
	Run Off Insurance Certificate		Lessee
	Priority Search Certificate relating to: MSN 15055 ESN 194345 ESN 194346		VP
	Certificate of Registration (if relevant) reflecting DJL9 as new owner		Lessee
	Current Certificate of Airworthiness		Lessee
	Delivery Certificate (Aircraft Location)		Lessee

Legal opinion:
[Ontario / Canadian] legal opinion in respect of Lessee [and aircraft registration and relevant local law matters]
California legal opinion in respect of Lessor
Irish legal opinion in respect of DJL9
Jersey legal opinion in respect of Buyer

Blakes Morrison Foerstertbd tbd
	ATC Letter	Lessee to lessor	Blakes / VP
	Process Agent Letters	tbd
	Evidence of nameplate installation / updated	tbd	Lessee
Part 9 – MSN 238
	An agreement or other arrangement, satisfactory to the Buyer, has been entered into in respect of storage of such item of Equipment upon and from the proposed Delivery Date in respect thereof.	N/A	N/A
Part 10 – MSN 15128
	An agreement or other arrangement, satisfactory to the Buyer, has been entered into in respect of storage of such item of Equipment upon and from the proposed Delivery Date in respect thereof.	N/A	N/A
Part 11 – MSN 15207
	An agreement or other arrangement, satisfactory to the Buyer, has been entered into in respect of storage of such item of Equipment upon and from the proposed Delivery Date in respect thereof.	N/A	N/A
Part 12 – MSN 15128
	An agreement or other arrangement, satisfactory to the Buyer, has been entered into in respect of storage of such item of Equipment upon and from the proposed Delivery Date in respect thereof.	N/A	N/A
SCHEDULE 3 Page 1
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SCHEDULE 4

Lease Documents

American Airlines
MSN 10165
Amended and Restated Participation Agreement dated 23 September 2005 between AFS Investments 68 LLC and US Airways, Inc.
Amended and Restated Lease Agreement dated 23 September 2005 between AFS Investments 68 LLC and US Airways, Inc.
US Airways Inc. Amended and Restated Standard Terms Manual – Single Investor Lease dated 28 May 2004.
Amended and Restated Tax Indemnity Agreement dated 23 September 2005 between AFS Investments 68 LLC and US Airways, Inc.
Amended and Restated Guaranty dated 23 September 2005 between AFS Investments 68 LLC and US Airways Group, Inc.
Amended and Restated Lease Supplement No.1 dated 23 September 2005 between AFS Investments 68 LLC and US Airways, Inc.
Assignment, Assumption and Amendment Agreement dated 29 January 2014 between AFS Investments 68 LLC, US Airways, Inc. and AeroCentury Corp.
Assumption Agreement dated 30 December 2015 between US Airways, Inc. and AeroCentury Corp.
Residual Agreement dated 23 September 2005 between AFS Investments 68 LLC and Bombardier Inc.
Deficiency Agreement dated 23 September 2005 between AFS Investments 68 LLC and Bombardier Inc.
Assignment of Residual and Deficiency Agreements dated 17 January 2014 between AFS Investments 68 LLC and AeroCentury Corp.
Consent Letter dated 17 January 2014 executed by Bombardier Inc. in favour of AFS Investments 68 LLC and AeroCentury Corp.
Renewal Agreement dated 25 January 2021 between AeroCentury Corp. and American Airlines, Inc.
Amendment to Amended and Restated Lease Agreement dated 25 January 2021 between AeroCentury Corp. and American Airlines, Inc.
Consent and Amendment Letter dated 25 January 2021 between AeroCentury Corp. and MHI RJ Aviation ULC.

American Airlines
MSN 10171
Amended and Restated Participation Agreement dated 23 September 2005 between AFS Investments 68 LLC and US Airways, Inc.
Amended and Restated Lease Agreement dated 23 September 2005 between AFS Investments 68 LLC and US Airways, Inc.
US Airways Inc. Amended and Restated Standard Terms Manual – Single Investor Lease dated 28 May 2004.
Amended and Restated Tax Indemnity Agreement dated 23 September 2005 between AFS Investments 68 LLC and US Airways, Inc.
Amended and Restated Guaranty dated 23 September 2005 between AFS Investments 68 LLC and US Airways Group, Inc.
Amended and Restated Lease Supplement No.1 dated 23 September 2005 between AFS Investments 68 LLC and US Airways, Inc.
Assignment, Assumption and Amendment Agreement dated 29 January 2014 between AFS Investments 68 LLC, US Airways, Inc. and AeroCentury Corp.
Assumption Agreement dated 30 December 2015 between US Airways, Inc. and AeroCentury Corp.
Residual Agreement dated 23 September 2005 between AFS Investments 68 LLC and Bombardier Inc.
Deficiency Agreement dated 23 September 2005 between AFS Investments 68 LLC and Bombardier Inc.
Assignment of Residual and Deficiency Agreements dated 17 January 2014 between AFS Investments 68 LLC and AeroCentury Corp.
Consent Letter dated 17 January 2014 executed by Bombardier Inc. in favour of AFS Investments 68 LLC and AeroCentury Corp.
Renewal Agreement dated 25 January 2021 between AeroCentury Corp. and American Airlines, Inc.
Amendment to Amended and Restated Lease Agreement dated 25 January 2021 between AeroCentury Corp. and American Airlines, Inc.
Consent and Amendment Letter dated 25 January 2021 between AeroCentury Corp. and MHI RJ Aviation ULC.

American Airlines
MSN 10178
Amended and Restated Participation Agreement dated 23 September 2005 between AFS Investments 68 LLC and US Airways, Inc.
Amended and Restated Lease Agreement dated 23 September 2005 between AFS Investments 68 LLC and US Airways, Inc.
US Airways Inc. Amended and Restated Standard Terms Manual – Single Investor Lease dated 28 May 2004.
Amended and Restated Tax Indemnity Agreement dated 23 September 2005 between AFS Investments 68 LLC and US Airways, Inc.
Amended and Restated Guaranty dated 23 September 2005 between AFS Investments 68 LLC and US Airways Group, Inc.
Amended and Restated Lease Supplement No.1 dated 23 September 2005 between AFS Investments 68 LLC and US Airways, Inc.
Assignment, Assumption and Amendment Agreement dated 29 January 2014 between AFS Investments 68 LLC, US Airways, Inc. and AeroCentury Corp.
Assumption Agreement dated 30 December 2015 between US Airways, Inc. and AeroCentury Corp.
Residual Agreement dated 23 September 2005 between AFS Investments 68 LLC and Bombardier Inc.
Deficiency Agreement dated 23 September 2005 between AFS Investments 68 LLC and Bombardier Inc.
Assignment of Residual and Deficiency Agreements dated 17 January 2014 between AFS Investments 68 LLC and AeroCentury Corp.
Consent Letter dated 17 January 2014 executed by Bombardier Inc. in favour of AFS Investments 68 LLC and AeroCentury Corp.
Renewal Agreement dated 25 January 2021 between AeroCentury Corp. and American Airlines, Inc.
Amendment to Amended and Restated Lease Agreement dated 25 January 2021 between AeroCentury Corp. and American Airlines, Inc.
Consent and Amendment Letter dated 25 January 2021 between AeroCentury Corp. and MHI RJ Aviation ULC.

Jazz Aviation
MSN 15055
Aircraft Lease Agreement dated 14 November 2007 between Al Waha (Cayman 1) Lease Limited and Jazz Aviation, LP.
Aircraft Lease Novation and Amendment Agreement dated 26 October 2010 between Al Waha (Cayman 1) Lease Limited, as existing lessor, Jazz Aviation, LP. and Wells Fargo Bank Northwest, N.A., as new lessor.
Aircraft Lease Novation and Amendment Agreement dated 1 November 2013 between Wells Fargo Bank Northwest, N.A. as existing lessor, Lessee and AeroCentury Corp., as new lessor.

Croatia Airlines
MSN 4211
Aircraft Lease Agreement dated 30 May 2007 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 28 KG and Croatia Airlines D.D.
Amendment Agreement dated 17 September 2007 (containing the form of Amended and Restated Aircraft Lease Agreement) between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 28 KG and Croatia Airlines D.D.
Lease Replacement Schedule Letter Agreement dated 24 July 2008 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 28 KG and Croatia Airlines D.D.
Certificate of Acceptance dated 25 July 2008 executed by Croatia Airlines D.D.
Third Amendment Agreement to a Lease Agreement (containing the form of Amended and Restated Aircraft Lease Agreement (the Amended and Restated Lease Agreement)) dated 13 December 2010 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 28 KG and Croatia Airlines D.D.
Lease Amendment Letter Agreement No.4 dated 15 November 2011 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 28 KG and Croatia Airlines D.D.
Fifth Lease Amendment and Supplement Agreement dated 27 October 2017 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 28 KG and Croatia Airlines D.D.
Exchange Rate Notice Letter dated 3 November 2017 from GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 28 KG and acknowledged and agreed by Croatia Airlines D.D.
Aircraft Lease Novation and Amendment Agreement dated 14 May 2018 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 28 KG, AeroCentury Corp. and Croatia Airlines D.D.
Lease Amendment (SN 4205 and 4211) dated 15 May 2020 between AeroCentury Corp. and Croatia Airlines D.D.
Lease Amendment (SN 4205 and SN 4211) dated December 9, 2020 between AeroCentury Corp. and Croatia Airlines D.D.

Croatia Airlines
MSN 4205
Aircraft Lease Agreement dated 30 May 2007 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 27 KG and Croatia Airlines D.D.
Amendment Agreement dated 17 September 2007 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 27 KG and Croatia Airlines D.D.
Lease Replacement Schedule Letter Agreement dated 15 May 2008 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 27 KG and Croatia Airlines D.D.
Certificate of Acceptance dated 16 May 2008 executed by Croatia Airlines D.D.
Third Amendment Agreement to a Lease Agreement (containing the form of Amended and Restated Aircraft Lease Agreement (the Amended and Restated Lease Agreement)) dated 13 December 2010 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 27 KG and Croatia Airlines D.D.
Lease Amendment Letter Agreement No.4 dated 15 November 2011 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 27 KG and Croatia Airlines D.D.
Fifth Lease Amendment and Supplement Agreement dated 27 October 2017 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 27 KG and Croatia Airlines D.D.
Exchange Rate Notice Letter dated 3 November 2017 from between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 27 KG and acknowledgd and agreed by and Croatia Airlines D.D.
Aircraft Lease Novation and Amendment Agreement dated 14 May 2018 between GOAL Verwaltungsgesellschaft mbH & Co. Projekt Nr. 27 KG, AeroCentury Corp. and Croatia Airlines D.D.
Lease Amendment (SN 4205 and 4211) dated 15 May 2020 between AeroCentury Corp. and Croatia Airlines D.D.
Lease Amendment (SN 4205 and SN 4211) dated December 9, 2020 between AeroCentury Corp. and Croatia Airlines D.D.

SCHEDULE 4 Page 1
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EXHIBIT A

Form of Warranty Bill of Sale

WARRANTY BILL OF SALE

(MSN [_____])

WARRANTY BILL OF SALE (MSN ___), dated as of [_______] __, 2021, by:

AEROCENTURY CORP. a Delaware corporation, as Seller (the “Seller”);

-to-

DRAKE ASSET MANAGEMENT JERSEY LIMITED, as Buyer, (the “Buyer”).

Defined terms used herein have the meaning given in the Asset Purchase Agreement.

Pursuant to an Asset Purchase Agreement dated as of [______________, 2021] (the “Asset Purchase Agreement”) and in consideration of the Purchase Price paid thereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby GRANTS, BARGAINS, TRANSFERS, ASSIGNS, SETS OVER, CONVEYS AND DELIVERS UNTO Buyer full legal title in and to one (1) [____________] aircraft bearing manufacturer’s serial number [___], together with two (2) [___________] engines bearing manufacturer’s serial numbers [_______] and [______] as more particularly described in the Asset Purchase Agreement (the “Aircraft”).

Seller hereby warrants to Buyer (and Buyer’s successors and assigns) that Seller conveys to Buyer full good and marketable legal and beneficial title to the Aircraft, free and clear of any and all Encumbrances (as defined in the Asset Purchase Agreement) other than any Permitted Liens in respect of the Aircraft and that Seller shall warrant and defend such title against any claims and demands whatsoever; provided, that the Aircraft is otherwise conveyed “AS IS,” “WHERE IS” AND WITH ALL FAULTS AND (EXCEPT AS PREVIOUSLY PROVIDED IN THIS PARAGRAPH OR IN THE ASSET PURCHASE AGREEMENT) WITHOUT REPRESENTATION OR WARRANTY OF ANY TYPE OR KIND, EXPRESS OR IMPLIED, WITH RESPECT THERETO (INCLUDING, WITHOUT LIMITATION, AS TO CONDITION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE) and is subject to each and every disclaimer contained in the Asset Purchase Agreement.

THIS WARRANTY BILL OF SALE, AND ALL NON-CONTRACTUAL CLAIMS ARISING FROM OR CONNECTED TO IT, ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, U.S.A., APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

IN WITNESS WHEREOF, Seller has caused this Warranty Bill of Sale to be duly executed and delivered the day and year first written above.

AEROCENTURY CORP., as Seller

By:

                                                                  Name:

                                                                  Title:

EXHIBIT A Page 1

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